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[DNV AVITAS LOGO]                                                   EXHIBIT 23.3
A DET NORSKE VERITAS COMPANY


December 22, 1999                                                     [DNV LOGO]



America West Airlines, Inc.
4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899


     Re: America West Airlines, Inc.
         Pass Through Certificates, Series 1999-1

Ladies and Gentlemen:

     We consent to the reference to our name in the text under the headings "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Possible Effects if Aircraft Appraisals do not Correspond to the Realizable Value of Aircraft," "Description of the Aircraft and the Appraisals -- The Appraisals", "Experts" and "Appendix II -- Appraisals Letters" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission. We also consent to the inclusion in the Registration Statement of the report prepared by us with respect to the Aircraft referred to therein.



Sincerely,


/s/ Susanna Blackman


Susanna Blackman
Manager - Appraisal Operations




                                      S-4